Exhibit 4(i)




                                 GUARANTEE AGREEMENT

                                       Between

                               Texas Utilities Company
                                    (as Guarantor)

                                         and

                                 The Bank of New York
                                     (as Trustee)

                                     dated as of


                                     ------------

                                  TABLE OF CONTENTS
                                  -----------------

                                                                       Page
                                                                       ----

          ARTICLE I    DEFINITIONS  . . . . . . . . . . . . . . . . . .   1
               SECTION 1.01 Definitions   . . . . . . . . . . . . . . .   1

          ARTICLE II   TRUST INDENTURE ACT  . . . . . . . . . . . . . .   4
               SECTION 2.01 Trust Indenture Act; Application  . . . . .   4
               SECTION 2.02 Lists of Holders of Preferred Trust
                            Securities  . . . . . . . . . . . . . . . .   4
               SECTION 2.03 Reports by the Guarantee Trustee  . . . . .   4
               SECTION 2.04 Periodic Reports to Guarantee Trustee   . .   5
               SECTION 2.05 Evidence of Compliance with Conditions
                            Precedent . . . . . . . . . . . . . . . . .   5
               SECTION 2.06 Events of Default; Waiver   . . . . . . . .   5
               SECTION 2.07 Event of Default; Notice  . . . . . . . . .   5
               SECTION 2.08 Conflicting Interests   . . . . . . . . . .   5

          ARTICLE III  POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE .   6
               SECTION 3.01 Powers and Duties of the Guarantee
                            Trustee . . . . . . . . . . . . . . . . . .   6
               SECTION 3.02 Certain Rights of Guarantee Trustee   . . .   8
               SECTION 3.03 Not Responsible for Recitals or Issuance
                            of Guarantee  . . . . . . . . . . . . . . .  10

          ARTICLE IV   GUARANTEE TRUSTEE  . . . . . . . . . . . . . . .  10
               SECTION 4.01 Guarantee Trustee; Eligibility  . . . . . .  10
               SECTION 4.02 Compensation and Reimbursement  . . . . . .  10
               SECTION 4.03 Appointment, Removal and Resignation of
                            Guarantee Trustee . . . . . . . . . . . . .  11

          ARTICLE V    GUARANTEE  . . . . . . . . . . . . . . . . . . .  12
               SECTION 5.01 Guarantee   . . . . . . . . . . . . . . . .  12
               SECTION 5.02 Waiver of Notice and Demand   . . . . . . .  12
               SECTION 5.03 Obligations Not Affected  . . . . . . . . .  12
               SECTION 5.04 Rights of Holders   . . . . . . . . . . . .  13
               SECTION 5.05 Guarantee of Payment  . . . . . . . . . . .  14
               SECTION 5.06 Subrogation   . . . . . . . . . . . . . . .  14
               SECTION 5.07 Independent Obligations   . . . . . . . . .  14

          ARTICLE VI   SUBORDINATION  . . . . . . . . . . . . . . . . .  14
               SECTION 6.01 Subordination   . . . . . . . . . . . . . .  14

          ARTICLE VII  TERMINATION  . . . . . . . . . . . . . . . . . .  15
               SECTION 7.01 Termination   . . . . . . . . . . . . . . .  15

          ARTICLE VIII      MISCELLANEOUS   . . . . . . . . . . . . . .  15
               SECTION 8.01 Successors and Assigns  . . . . . . . . . .  15
               SECTION 8.02 Amendments  . . . . . . . . . . . . . . . .  15
               SECTION 8.03 Notices   . . . . . . . . . . . . . . . . .  16
               SECTION 8.04 Benefit   . . . . . . . . . . . . . . . . .  17
               SECTION 8.05 Interpretation  . . . . . . . . . . . . . .  17
               SECTION 8.06 Governing Law   . . . . . . . . . . . . . .  17

                                CROSS-REFERENCE TABLE*
                                ---------------------


          Section of                                        Section of
          Trust Indenture Act                               Guarantee
          of 1939, as amended                               Agreement
          -------------------                               ----------

          310(a)  . . . . . . . . . . . . . . . . . . . . .  4.01(a)
          310(b)  . . . . . . . . . . . . . . . . . . . . .  4.01(c), 2.08
          310(c)  . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          311(a)  . . . . . . . . . . . . . . . . . . . . .  2.02(b)
          311(b)  . . . . . . . . . . . . . . . . . . . . .  2.02(b)
          311(c)  . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          312(a)  . . . . . . . . . . . . . . . . . . . . .  2.02(a)
          312(b)  . . . . . . . . . . . . . . . . . . . . .  2.02(b)
          313 . . . . . . . . . . . . . . . . . . . . . . .  2.03
          314(a)  . . . . . . . . . . . . . . . . . . . . .  2.04
          314(b)  . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          314(c)  . . . . . . . . . . . . . . . . . . . . .  2.05
          314(d)  . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          314(e)  . . . . . . . . . . . . . . . . . . . . .  1.01, 2.05,
                                                             3.02
          314(f)  . . . . . . . . . . . . . . . . . . . . .  2.01, 3.02
          315(a)  . . . . . . . . . . . . . . . . . . . . .  3.01(d)
          315(b)  . . . . . . . . . . . . . . . . . . . . .  2.07
          315(c)  . . . . . . . . . . . . . . . . . . . . .  3.01
          315(d)  . . . . . . . . . . . . . . . . . . . . .  3.01(d)
          316(a)  . . . . . . . . . . . . . . . . . . . . .  5.04(a), 2.06
          316(b)  . . . . . . . . . . . . . . . . . . . . .  5.03
          316(c)  . . . . . . . . . . . . . . . . . . . . .  2.02
          317(a)  . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          317(b)  . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          318(a)  . . . . . . . . . . . . . . . . . . . . .  2.01(b)
          318(b)  . . . . . . . . . . . . . . . . . . . . .  2.01
          318(c)  . . . . . . . . . . . . . . . . . . . . .  2.01(a)


          -------------
          * This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                 GUARANTEE AGREEMENT

                    This GUARANTEE AGREEMENT ("Guarantee Agreement"), dated
          as of             , is executed and delivered by Texas Utilities
                ------------
          Company, a Texas corporation (the "Guarantor"), and The Bank of New York, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Trust Securities (as defined herein) of TXU Capital I, a Delaware statutory business trust (the "Issuer").

                    WHEREAS, pursuant to an Amended and Restated Trust
          Agreement (the "Trust Agreement"), dated as of              among
                                                         ------------
          the Trustees named therein, Texas Utilities Company, as Depositor, and the several Holders (as defined therein), the
          Issuer is issuing as of the date hereof $              aggregate
                                                   -------------
          Liquidation Amount of its   % Cumulative Preferred Trust
                                    --
          Securities (the "Preferred Trust Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

                    WHEREAS, the Preferred Trust Securities are to be issued for sale by the Issuer and the proceeds are to be invested
          in $            principal amount of Debentures (as defined in the
              -----------
          Trust Agreement); and

                    WHEREAS, in order to enhance the value of the Preferred Trust Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

                    NOW, THEREFORE, in consideration of the purchase of Debentures, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.


                                      ARTICLE I

                                     DEFINITIONS

                    SECTION 1.01  DEFINITIONS.  As used in this
          Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

                    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                    "Event of Default" means a default by the Guarantor on any of its payment obligations under this Guarantee Agreement.

                    "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Trust Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Trust Securities but only if and to the extent that the Property Trustee has available in the Payment Account funds sufficient to make such payment, (ii) the redemption price (the "Redemption Price"), and all accrued and unpaid Distributions to the date of redemption, with respect to the Preferred Trust Securities called for redemption by the Issuer but only if and to the extent that the Property Trustee has available in the Payment Account funds sufficient to make such payment, (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Debentures as provided in the Trust Agreement), the lesser of (a) the aggregate of the Liquidation Amount of all Preferred Trust Securities and all accrued and unpaid Distributions on the Preferred Trust Securities to the date of payment but only if and to the extent that the Property Trustee has available in the Payment Account funds sufficient to make such payment, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

                    "Guarantee Trustee" means The Bank of New York until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

                    "Holder" means a Person in whose name a Preferred Trust Security or Preferred Trust Securities is registered in the Securities Register; provided, however, that in determining whether the holders of the requisite percentage of Preferred Trust Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

                    "Majority in Liquidation Amount of the Preferred Trust Securities" means a vote by Holders, voting separately as a class, of more than 50% of the aggregate Liquidation Amount of all Preferred Trust Securities.

                    "Officer's Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, any Vice President, the Treasurer, or any Assistant Treasurer of the Guarantor, and delivered to the Guarantee Trustee. Any Officer's Certificate or Opinion of Counsel delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                    (a) a statement that the officer or counsel signing the Officer's Certificate or the Opinion of Counsel has read the covenant or condition and the definitions relating thereto;

                    (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officer's Certificate or the Opinion of Counsel;

                    (c) a statement that each such officer or counsel has made such examination or investigation as, in such officer's or counsel's opinion, is necessary to enable such officer or counsel to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (d) a statement as to whether, in the opinion of each such officer or counsel, such condition or covenant has been complied with.

                    "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Guarantee Trustee or the Guarantor or an Affiliate of the Guarantor, or an employee or any thereof, who shall be acceptable to the Guarantee Trustee.

                    "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

                    "Responsible Officer" means, with respect to the Guarantee Trustee, any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Corporate Trust Department of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

                    "Subordinated Indenture" means the Indenture (for Unsecured Subordinated Debt Securities relating to Trust
          Securities) dated as of             , between the Guarantor (the
                                  ------------
          "Debenture Issuer") and The Bank of New York, as trustee pursuant to which the Debentures are issued, together with any indenture supplemental thereto.

                    "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

                    "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                      ARTICLE II

                                 TRUST INDENTURE ACT

                    SECTION 2.01  TRUST INDENTURE ACT; APPLICATION.

                    (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and

                    (b) if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                    SECTION 2.02  LISTS OF HOLDERS OF PREFERRED TRUST
          SECURITIES.

                    (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, not later
          than          1 and      1 in each year, a list, in such form as
               --------       ----
          the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                    (b) The Guarantee Trustee shall comply with its obligations under Section 311(a) of the Trust Indenture Act, subject to the provisions of Section 311(b) of the Trust Indenture Act, and Section 312(b) of the Trust Indenture Act.

                    SECTION 2.03  REPORTS BY THE GUARANTEE TRUSTEE.
          Not later than          1 in each year, commencing
                         --------
                          , the Guarantee Trustee shall provide to the
          ----------------
          Holders such reports, if any, as are required by Section 313(a) of the Trust Indenture Act in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. Any such report shall be dated as of the next preceding September 15. The Guarantee Trustee shall also comply with the requirements of Sections 313(b), (c) and (d) of the Trust Indenture Act.

                    SECTION 2.04  PERIODIC REPORTS TO GUARANTEE
          TRUSTEE. The Guarantor shall provide to the Guarantee Trustee such documents, reports and information, if any, as required by
          Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

                    SECTION 2.05  EVIDENCE OF COMPLIANCE WITH
          CONDITIONS PRECEDENT. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Guarantee Agreement as and to the extent required by Section 314(c) of the Trust Indenture Act.
          Any certificate or opinion required to be given by an officer and any opinion of counsel required to be given by counsel, in each case pursuant to Section 314(c) of the Trust Indenture Act, shall be given in the form of an Officer's Certificate, and an Opinion of Counsel, respectively.

                    SECTION 2.06  EVENTS OF DEFAULT; WAIVER.  The
          Holders of a Majority in Liquidation Amount of Preferred Trust Securities may, by vote, on behalf of all of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                    SECTION 2.07  EVENT OF DEFAULT; NOTICE.

                    (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, a notice of such Event of Default known to the Guarantee Trustee, unless such default shall have been cured or waived before the giving of such notice, provided that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                    (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Guarantee Trustee charged with the administration of the Trust Agreement shall have received written notice of such Event of Default.

                    SECTION 2.08 CONFLICTING INTERESTS. The Trust Agreement, the Subordinated Indenture, the Indenture (For Unsecured Debt Securities Series A) dated as of October 1, 1997 of the Company to The Bank of New York, as trustee, the Indenture (For Unsecured Debt Securities Series B) dated as of October 1, 1997 of the Company to The Bank of New York, as trustee, the Indenture (For Unsecured Debt Securities Series C), dated as of January 1, 1998 of the Company to The Bank of New York, as trustee, the Purchase Contract Agreement dated as of July 1, 1998 of the Company to The Bank of New York, as agent, attorney-in-fact and trustee, the Indenture (For Unsecured Debt Securities Series D and Series E), dated as of July 1, 1998 of the Company to The Bank of New York, as trustee, the Indenture (For Unsecured Debt Securities Series F), dated as of October 1, 1998 of the Company to The Bank of New York, as trustee, and the Indenture (For Unsecured Debt Securities Series G), dated as of October 1, 1998 of the Company to The Bank of New York, as trustee, shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                     ARTICLE III

                    POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

                    SECTION 3.01  POWERS AND DUTIES OF THE GUARANTEE
          TRUSTEE.

                    (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement or any rights hereunder to any Person except a Holder exercising his or her rights pursuant to Section 5.04 or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                    (b) The Guarantee Trustee, prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                    (c) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (i)  prior to the occurrence of any Event of
                    Default and after the curing or waiving of all such Events of Default that may have occurred:

                              (A)  the duties and obligations of the
                         Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

                              (B)  in the absence of bad faith on the part
                         of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

                         (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                          (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                           (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

                    (d) Whether or not therein expressly provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 3.01(b) and 3.01(c).

                    SECTION 3.02  CERTAIN RIGHTS OF GUARANTEE TRUSTEE.

                    (a)  Subject to the provisions of Section 3.01:

                        (i) the Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                       (ii)  any direction or act of the Guarantor
                    contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officer's Certificate;

                      (iii) whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor;

                       (iv) the Guarantee Trustee may consult with counsel of its choice, and the written advice or Opinion of Counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                        (v)  the Guarantee Trustee shall be under no
                    obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence and continuance of an Event of Default, of its obligation under the last sentence of Section 3.01(b) to exercise the rights and powers vested in it by this Guarantee Agreement;

                       (vi) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                      (vii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

                     (viii) whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (1) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities,
                    (2) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (3) shall be protected in relying on or acting in accordance with such instructions;

                       (ix) the Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or re-registration thereof); and

                        (x) the Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee Agreement.

                    (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power or authority.

                    SECTION 3.03  NOT RESPONSIBLE FOR RECITALS OR
          ISSUANCE OF GUARANTEE.

                    The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.


                                      ARTICLE IV

                                  GUARANTEE TRUSTEE

                    SECTION 4.01  GUARANTEE TRUSTEE; ELIGIBILITY.

                    (a) There shall at all times be a Guarantee Trustee which shall:

                         (i)  not be an Affiliate of the Guarantor; and

                         (ii)  be a corporation organized and doing
                    business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                    (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.03(c).

                    (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                    SECTION 4.02  COMPENSATION AND REIMBURSEMENT.

                    The Guarantor agrees:

                    (a) to pay the Guarantee Trustee from time to time such reasonable compensation as the Guarantor and the Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                    (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with the provisions of this Guarantee Agreement (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                    (c) to indemnify each of the Guarantee Trustee and any predecessor Guarantee Trustee for, and to hold it harmless from and against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon the income of the Guarantee Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of the trusts created by, or the administration of, this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                    As security for the performance of the obligations of the Guarantor under this Section, the Guarantee Trustee shall have a lien prior to the Preferred Trust Securities upon all the property and funds held or collected by the Guarantee Trustee as such, except funds held in trust for the payment of principal of, and premium (if any) or interest on, particular obligations of the Guarantor under this Guarantee Agreement.

                    The provisions of this Section shall survive the termination of this Guarantee Agreement.

                    SECTION 4.03  APPOINTMENT, REMOVAL AND
          RESIGNATION OF GUARANTEE TRUSTEE.

                    (a) Subject to Section 4.03(b), unless an Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                    (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                    (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                    (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section
          4.03 within 60 days after delivery to the Guarantor of an instrument of resignation or removal, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                    (e)  The Guarantor shall give notice of each
          resignation and each removal of the Guarantee Trustee and each appointment of a successor Guarantee Trustee to all Holders in the manner provided in Section 8.03 hereof. Each notice shall include the name of the successor Guarantee Trustee and the address of its Corporate Trust Office.

                    (f) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.


                                      ARTICLE V

                                      GUARANTEE

                    SECTION 5.01  GUARANTEE.  The Guarantor
          irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

                    SECTION 5.02 WAIVER OF NOTICE AND DEMAND. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                    SECTION 5.03  OBLIGATIONS NOT AFFECTED.  The
          obligation of the Guarantor to make the Guarantee Payments under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                    (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Trust Securities to be performed or observed by the Issuer;

                    (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Trust Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Trust Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Subordinated Indenture);

                    (c) any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Preferred Trust Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                    (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                    (e) any invalidity of, or defect or deficiency in, the Preferred Trust Securities;

                    (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                    (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section
               5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Guarantee Trustee, the Property Trustee or the Holders to give notice to, or obtain consent of, the Guarantor or any other Person with respect to the happening of any of the foregoing.

                    SECTION 5.04 RIGHTS OF HOLDERS. The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) if an Event of Default has occurred and is continuing, the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Preferred Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) if the Guarantee Trustee fails to enforce this Guarantee Agreement, any Holder may enforce this Guarantee Agreement, or institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Guarantee Agreement without first instituting a legal proceeding against the Issuer, the Guarantee Trustee, or any other Person.

                    SECTION 5.05  GUARANTEE OF PAYMENT.  This
          Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication).

                    SECTION 5.06  SUBROGATION.  The Guarantor shall
          be subrogated to all, if any, rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts of Guarantee Payments are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                    SECTION 5.07  INDEPENDENT OBLIGATIONS.  The
          Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Trust Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03.


                                      ARTICLE VI

                                    SUBORDINATION

                    SECTION 6.01  SUBORDINATION.  This Guarantee
          Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, including the Debentures, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to all common stock of the Guarantor. Nothing in this Section 6.01 shall apply to claims of, or payments to, the Guarantee Trustee under or pursuant to
          Section 4.02 hereof.


                                     ARTICLE VII

                                     TERMINATION

                    SECTION 7.01  TERMINATION.  Subject to Section
          4.02 hereof, this Guarantee Agreement shall terminate and be of no further force and effect upon: (i) full payment of the Redemption Price of all Preferred Trust Securities, and all accrued and unpaid Distributions to the date of redemption, (ii) the distribution of Debentures to Holders in exchange for all of the Preferred Trust Securities, or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Trust Securities or under this Guarantee Agreement.


                                     ARTICLE VIII

                                    MISCELLANEOUS

                    SECTION 8.01  SUCCESSORS AND ASSIGNS.  All
          guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Trust Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Eleven of the Subordinated Indenture, the Guarantor shall not assign its obligations hereunder.

                    SECTION 8.02  AMENDMENTS.  This Guarantee
          Agreement may be amended only by an instrument in writing entered into by the Guarantor and the Guarantee Trustee. Except with respect to any changes which do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than 66 2/3% in aggregate Liquidation Amount of all the outstanding Preferred Trust Securities. The provisions of Article VI of the Trust Agreement concerning meetings of Holders shall apply to the giving of such approval. Nothing herein contained shall be deemed to require that the Guarantee Trustee enter into any amendment of this Guarantee Agreement.

                    SECTION 8.03  NOTICES.  Any notice, request or
          other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

                    (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Guarantee Trustee and the Holders of the Preferred Trust Securities:

                              Texas Utilities Company
                              Energy Plaza
                              1601 Bryan Street
                              Dallas, Texas  75201
                              Facsimile No:  214-812-2488
                              Attention:  Treasurer

                    (b)  if given to the Issuer, in care of the
               Administrative Trustees, at the Issuer's (and the
               Administrative Trustees') address set forth below or such other address as the Administrative Trustees on behalf of the Issuer may give notice of to the Guarantee Trustee and the Holders:

                              TXU Capital I
                              c/o Texas Utilities Company
                              Energy Plaza
                              1601 Bryan Street
                              Dallas, Texas  75201
                              Facsimile No:  214-812-2488
                              Attention:  Administrative Trustees

                    (c) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Preferred Trust Securities:

                              The Bank of New York
                              101 Barclay Street
                              21 West
                              New York, New York 10286
                              Facsimile No: (212) 815-5915
                              Attention: Corporate Trust Trustee
                                         Administration

                    (d) if given to any Holder, at the address set forth on the books and records of the Issuer.

                    All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                    SECTION 8.04  BENEFIT.  This Guarantee Agreement
          is solely for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Preferred Trust Securities.

                    SECTION 8.05 INTERPRETATION. In this Guarantee Agreement, unless the context otherwise requires:

                    (a) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

                    (b) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                    (c) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                    (d) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

                    (e) a reference to the singular includes the plural and vice versa; and

                    (f) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

                    SECTION 8.06  GOVERNING LAW.  THIS GUARANTEE
          AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                    THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                       Texas Utilities Company

                                       By:
                                           --------------------------------
                                           Name:
                                           Title:


                                       The Bank of New York,
                                        as Guarantee Trustee

                                       By:
                                           --------------------------------
                                           Name:   Walter N. Gitlin
                                           Title:  Vice President